Exhibit 99.8

[FORM OF PROXY CARD — PRELIMINARY COPY SUBJECT TO COMPLETION]

KL3 3157567.4 GENER8 MARITIME, INC. 299 PARK AVENUE, 2ND FLOOR NEW YORK, NY 10171 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [DATE]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Gener8 Maritime, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [DATE]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: Vote on Proposals For Against Abstain 1. Approval of the Agreement and Plan of Merger, dated as of December 20, 2017, by and among Gener8 Maritime, Inc., ("Gener8") Euronav NV and Euronav MI Inc. ("Merger Sub") (the "Merger Agreement"), and the transactions contemplated thereby, including the (i) merger of Merger Sub with and into Gener8, (ii) cancellation, at the Effective Time, of each share of Gener8 common stock issued and outstanding immediately prior to such time (other than certain Gener8 common shares that will be canceled as set forth in the Merger Agreement), and the automatic conversion thereof into the right to receive 0.7272 of a Euronav ordinary share and (iii) appointment of the Exchange Agent (as defined in the Merger Agreement) for the purposes of giving effect to the Contribution in Kind (as defined in the Merger Agreement). 2. Approval of adjournments or postponements of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full titles as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Company’s Notice and Proxy Statement for the [MEETING DATE] Special Meeting of Shareholders is available at www.proxyvote.com. [INSERT NUMBER CODE] GENER8 MARITIME, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS [MEETING DATE] The shareholder(s) hereby appoint(s) Peter C. Georgiopoulos and Leonard J. Vrondissis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Gener8 Maritime, Inc. that the shareholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders to be held at [__] a.m. Eastern Time on [MEETING DATE], at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, and any adjournment or postponement thereof, with all the powers the shareholders would possess if present at the meeting. The shareholder(s) hereby revoke(s) any proxies submitted previously. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Address change/comments : (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side KL3 3157567.4